CONFIDENTIAL SEVERANCE AGREEMENT AND FULL AND GENERAL RELEASE

The purpose of this Confidential Severance Agreement and Full and General Release (this “Agreement”) is to set forth the terms and conditions of Employee’s separation from employment with The Kansas City Southern Railway Company, a Missouri Corporation (the “Company”).
The Company and Scott Arvidson (“Employee”) agree as follows:

1. Separation: Employee’s separation from employment with the Company is effective August 7, 2009 (the “Separation Date”). Employee’s separation will be characterized by the Company as a voluntary resignation. All documents maintained in Employee’s official personnel file will reflect voluntary resignation. All documents regarding the investigation which led to Employee’s separation will be maintained separate from Employee’s official personnel file. The Company will not protest or object to any claim for unemployment compensation or other unemployment benefits made by Employee with the Railroad Retirement Board, to the extent any such claim is made outside the period of severance pay. This provision, however, in no way limits the Company’s ability to properly and truthfully respond to any request for information or other inquiry made by the Railroad Retirement Board or any other government entity. The Company (or the Company’s third party employment verification vendor) will respond to any employment verification request by providing Employee’s dates of employment, positions held, and nature of separation as voluntary resignation.

2. Benefits Payable: In addition to Employee’s regular compensation and earned but unused vacation pay through the Separation, the Company will provide Employee with severance equal to (a) $336,385.92, less applicable taxes and withholdings and (b) continuing group health coverage for Employee and/or his or her eligible dependents for the 12 month period of separation pay, provided Employee timely elects to continue such coverage for himself or herself and/or his or her eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and continues to timely pay the cost of such coverage at the rate that would be charged to an active employee with similar coverage, (collectively referred to as the “Severance”). Payment of the Severance will commence after the expiration of the Revocation Period as set out in Section 14(f) and will be made in 12 substantially equal installments, on the regular payroll cycle, through Employee’s usual payroll method. Employee shall receive, under separate cover, information concerning rights to continue Employee’s participation in any Company-sponsored group health insurance plan, in accordance with COBRA. Employee’s benefits in all other Company-sponsored benefit plans shall terminate in accordance with the terms and conditions of such plans. Employee acknowledges that the Severance is good and valuable consideration in exchange for this Agreement, and further acknowledges and agrees that: (i) other than the Severance, the Company has paid Employee all compensation due and owing to Employee related to any employment relationship between Employee and the Company, including, without limitation, all salary, pay, commissions, bonuses, vacation pay, paid time off, and (ii) that, as of the Separation Date, Employee is no longer an employee of the Company and may under no circumstance represent him/herself to be in any way connected with or a representative of such company.

3. Release: In consideration of the Severance set forth above and other valuable consideration set forth in this Agreement, and as a material inducement to the Company to enter into this Agreement, Employee agrees, for him/herself, Employee’s heirs, executors, administrators, representatives, successors and assigns and anyone claiming by, through or for Employee, or anyone making a claim on Employee’s behalf (for purposes of this Section, “Employee”), to irrevocably and unconditionally waive, release and forever discharge the Company, and its respective present, past, and future parents, subsidiaries, and affiliated corporations, divisions, affiliates, predecessors, principals, partners, joint venturers, representatives, successors, and assigns, and its past and present owners, directors, officers, employees, stockholders, attorneys, agents, and insurers, and all persons acting by, through, under or in concert with any of them and all other persons, firms and corporations whomsoever (collectively “Released Parties”) from any and all liability, actions, causes of actions, common law claims, statutory claims under local, state or federal law including but not limited to any rights and claims under any state’s human rights act, civil rights laws, or similar law, any state’s wage payment act or similar law, any wage payment act or similar law, any law governing any aspect of employment, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Employment Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Family & Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, the Age Discrimination in Employment Act Amendments of 1990 (sometimes known as the “Older Workers Benefit Protection Act”), the Equal Pay Act of 1963, the Worker Adjustment Retraining Notification Act of 1988, and any amendment thereto, the Federal Employer’s Liability Act; all claims arising from labor protective conditions imposed by the Interstate Commerce Commission or the Surface Transportation Board; all oral or written contract rights, including any rights under an employment agreement, any Company incentive or benefit plan or program, including unvested stock options, and ANY RIGHTS UNDER ANY COLLECTIVE BARGAINING AGREEMENT, INCLUDING ANY SENIORITY RIGHTS, BUMPING RIGHTS AND REINSTATEMENT RIGHTS, RIGHTS TO FILE OR ASSERT A GRIEVANCE OR OTHER COMPLAINT, RIGHTS TO A HEARING (whether before any company official, any system, group, regional or special adjustment board, the National Railroad Adjustment Board, or any other entity), OR RIGHTS TO ARBITRATION UNDER SUCH AGREEMENT; and any claim under any local, state or federal statute, regulation, rule, ordinance or common law, breach of contract claims, breach of any collective bargaining agreement claims, and all demands, damages, expenses, fees (including attorney’s fees, court costs, expert witness fees, etc.), which Employee may now have against the Released Parties and/or have on account of, arising out of, or in connection with all interactions, transactions or contracts, express or implied, between Employee and the Released Parties, including, but not limited to Employee’s employment and the termination thereof, through the date of this Agreement.

Nothing in this Agreement shall limit or impede Employee’s right to file or pursue an administrative charge with, or participate in, any investigation before the Equal Employment Opportunity Commission (“EEOC”), any Federal, State, or Local Agency, or to file a claim for unemployment benefits, and/or any causes of action which by law Employee may not legally waive. Employee agrees, however, that if Employee or anyone on Employee’s behalf, brings any action concerning or related to any cause of action or liability released in this agreement, Employee waives Employee’s right to, and will not accept, any payments, monies, damages, or other relief, awarded in connection therewith.

THIS MEANS THAT BY SIGNING THIS AGREEMENT EMPLOYEE WILL HAVE WAIVED ANY RIGHT EMPLOYEE MAY HAVE TO RECOVER IN A LAWSUIT OR OTHER ACTION AGAINST RELEASED PARTIES, INCLUDING BUT NOT LIMITED TO THE COMPANY, BASED ON ANY ACTIONS OR OMISSIONS MADE BY THE RELEASED PARTIES, INCLUDING BUT NOT LIMITED TO CLAIMS WHICH IN ANY WAY ARISE FROM OR RELATE TO EMPLOYEE’S EMPLOYMENT RELATIONSHIP AND THE SEPARATION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

4. Covenant Not to Sue: Employee agrees and covenants, except as allowed by law with regard to this Agreement, not to sue or file any claims against the Released Parties with regard to any matters arising prior to the execution of this Agreement. Employee represents and warrants that no such claim has been filed to date.

5. Mutual Non-Disparagement: Employee agrees not to in any way or to any extent slander, libel, disparage, or otherwise impair the reputation, goodwill, or commercial interest of the Company and the Released Parties, including but not limited to their, officers, directors, management, shareholders, and/or the Company’s or the Released Parties’ performance, work product or method of operating. Employee represents and warrants that no such disparagement has occurred to date. Employee agrees that he/she will not, without first obtaining written approval from the Company: (i) make any public statement in the nature of a press release or media interview with respect to any aspect of Employee’s employment, or the termination of such employment, with the Company or any of its operating units, affiliates or subsidiaries, or (ii) make any statement, written or oral, with respect to past or projected future financial performance of the Company or any of its operating units, affiliates or subsidiaries. Except as required by lawful subpoena or other legal obligation, the Company agrees that its directors, officers, and executives will not to in any way or to any extent slander, libel, disparage, or otherwise impair the reputation of Employee.

6. Confidential Information:

(a) Employee understands and agrees that Employee was given Confidential Information (as defined below) during Employee’s employment with the Company relating to the business of the Company and its affiliates. Employee shall maintain in strictest confidence and not use in any way (including without limitation in any future business relationship of Employee), publish, disclose or authorize anyone else to use in any way, publish or disclose, any Confidential Information relating in any manner to the business or affairs of the Company or any of its affiliates or customers. Employee further agrees not to remove or retain any calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of the Company or any of its affiliates, and to return, any such information in Employee’s possession. If Employee discovers, or comes into possession of, any such information after Employee’s termination, Employee shall promptly return it to the Company.

(b) For purposes of this Agreement, “Confidential Information” includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by the Company or any of its affiliates or customers and (i) is proprietary to, about, or created by the Company or any of its affiliates or customers; (ii) gives the Company or any of its affiliates or customers some competitive business advantage, the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interest of the Company or any of its affiliates or customers; and (iii) is not typically disclosed by the Company or any of its affiliates or customers, or known by persons who are not employed by the Company or any of its affiliates or customers. Without in any way limiting the foregoing and by way of example, Confidential Information shall include: information pertaining to business operations of the Company or any of its affiliates or customers such as financial and operational information and data, operational plans and strategies, business and marketing strategies, pricing information, plans for various products and services, and acquisition and divestiture planning. During the severance period, Employee shall notify Human Resources in writing of the name and address of Employee’s future employer, if any.

7. Injunctive Relief/Breach of This Agreement: In the event of any breach of this Agreement by Employee, the Company shall be entitled to terminate any and all remaining Severance hereunder and shall be entitled to pursue such other legal and equitable remedies as may be available. Employee acknowledges, understands and agrees that the Company and its affiliates will suffer immediate and irreparable harm if Employee fails to comply with any of Employee’s obligations under this Agreement, and that monetary damages alone will be inadequate to compensate the Company or any of its affiliates for such breach. Accordingly, Employee agrees that the Company and its affiliates shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of this Agreement without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond.

8. Property: Employee agrees that Employee has returned all tangible and intangible property and Confidential Information, as defined in Section 6, belonging to the Company. Such property includes but is not limited to any and all financial records and data; any written material in Employee’s possession including but not limited to product information, engineering information, customer lists, and the Company policies and procedures; automobiles; credit cards; keys; equipment; product and/or customer lists and data; contracts; personnel information; project development information; written proposals and studies; and proprietary software purchased or developed by or for the benefit and use of the Company. Employee further represents and warrants that Employee has not retained any copies, electronic or otherwise, of such property.

9. Miscellaneous: Employee agrees to make him/herself reasonably available to the Company to respond to requests by the Company for information pertaining to or relating to the Company, any entity related to the Company, or any of its agents, officers, directors, or employees. Employee will cooperate fully with the Company in connection with any and all existing or future depositions, litigation, or investigations brought by or against the Company, or any entity related to the Company, or any of its agents, officers, directors, or employees, whether administrative, civil, criminal in nature, in which and to the extent the Company deems Employee’s cooperation necessary. In the event Employee is subpoenaed in connection with any litigation or investigation, Employee will immediately notify the Company. Reasonable actual expenses incurred by the Employee and pre-approved by the Company arising from these matters will be reimbursed by the Company upon sufficient proof. For any assistance requested after the 12-month period in which Employee is receiving Severance Pay, Employee will be paid, as an independent contractor, at a rate of $161.73 per hour. Employee also agrees not to seek employment with the Company, its parent companies, subsidiaries, corporate affiliates or successors, at any time in the future, and that if Employee inadvertently applies for employment, he or she shall immediately withdraw his/her application upon notification that the entity to which he or she is applying is either owned by the Company, a parent company, a subsidiary, a corporate affiliate, or successor of the Company.

10. Successors: This Agreement binds and inures to the benefit of Employee’s heirs, administrators, representatives, executors, successors and assigns, and all Released Parties and their heirs, administrators, representatives, executors, successors and assigns.

11. Entire Agreement/Modification: This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against Employee, the Company or any Released Party. This Agreement sets forth the entire Agreement between Employee and the Company, with respect to the subject matter addressed herein, and may not be modified except by a writing signed by both Employee and an authorized official of the Company.

12. Severability: The parties hereto believe that the provisions of this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of the parties. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

13. Controlling Law and Jurisdiction. The validity, interpretation and performance of this Agreement shall be subject to and construed under the laws of the State of Missouri, without regard to principles of conflicts of law.

14. Employee acknowledges that:

(a) Employee is specifically releasing any and all claims, whether known or unknown, which are based on the Age Discrimination in Employment Act;

(b) This Agreement does not waive rights or claims that arise after the date this release is executed;

(c) Employee has signed this Agreement of Employee’s own free will in exchange for the consideration stated above, which Employee acknowledges constitutes full, fair, reasonable and adequate consideration, to which Employee is not otherwise entitled, for the affirmations, certifications, representations and promises made herein;

(d) Employee has carefully read and fully understands all the provisions of this Agreement, including Section 14 of this Agreement entitled “Provisions Required by the Age Discrimination in Employment Act/Older Workers Benefit Protection Act,” and that Employee has been afforded at least twenty-one (21) days to consider the terms hereof; Employee agrees that changes made to this Agreement at Employee’s request do not restart the twenty-one (21) day period which Employee has to review this Agreement;

(e) Employee has been advised in writing by this Agreement that Employee should consult with an attorney prior to executing this Agreement;

(f) Employee understands and agrees that this Agreement shall not become effective or enforceable until seven (7) calendar days after it is executed by Employee and during that seven (7) day period (the “Revocation Period”) Employee may revoke this Agreement. If Employee wishes to revoke this Agreement, Employee agrees to do so in writing within seven (7) days and deliver such written notice of Employee’s intent to revoke to John Derry, Senior Vice President Human Resources. If Employee does not timely revoke, this Agreement goes into force and effect on the eighth day following its execution; and

(g) Employee also understands that should Employee decide to revoke this Agreement within seven (7) days of signing, the Agreement will not be effective and the monies and other consideration which the Company has promised to provide Employee shall not be paid or provided.

15. Employee further acknowledges that pursuant to paragraph 16 of Employee’s Employment Agreement executed as of May 1, 2000, an Amendment to Employment Agreement executed as of January 1, 2001, an Addendum to Employment Agreement executed September 15, 2004, and an Addendum to Employment Agreement effective January 1, 2009 (collectively, the “Agreement”), Employee has previously agreed to, and is bound by certain Restrictive Covenants which are incorporated herein by reference and which apply to Employee regardless of whether Employee signs this Confidential Severance Agreement and Full and General Release.

16. ARBITRATION. EMPLOYEE HEREBY WAIVES AND SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS AGREEMENT. EMPLOYEE AGREES THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS AGREEMENT, (OTHER THAN INJUNCTIVE OR EQUITABLE RELIEF WHICH, AT THE COMPANY’S OPTION, MAY BE SOUGHT IN ANY FEDERAL OR STATE COURT HAVING JURISDICTION) SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION INCLUDING EXPEDITED PROCEDURES FOR EMERGENCY RELIEF WHICH ARE EXPRESSLY ADOPTED HEREIN. SUCH ARBITRATION SHALL TAKE PLACE IN THE KANSAS CITY, MISSOURI METROPOLITAN AREA OR OTHER MUTUALLY AGREEABLE LOCATION AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. THE PREVAILING PARTY IN ARBITRATION SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES FROM THE OTHER PARTY. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY FEDERAL OR STATE COURT HAVING JURISDICTION TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION. EMPLOYEE AND COMPANY SHALL KEEP SUCH ARBITRATION AND ALL RELATED PROCEEDINGS AND AWARDS CONFIDENTIAL, EXCEPT AS DISCLOSURE MAY BE REQUIRED BY LAW, REGULATION OR JUDICIAL PROCESS.

[SIGNATURES ON THE FOLLOWING PAGE]

I have carefully read this Agreement; I fully understand the Agreement’s contents and the effects thereof, including the Release in Section 3; I understand that I have a right to review this Agreement with an attorney of my choice; and I have executed the same of my own free will, without any coercion by the Company, the Released Parties, or any of the Company’s or the Released Parties’ directors, officers, employees, agents or representatives.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

EMPLOYEE

By: /s/ Scott E. Arvidson	9-3-2009

Scott E. Arvidson	Date
THE COMPANY
By: /s/John Deryy	9/3/09

John Derry	Date

Senior Vice President, Human Resources